UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2011

RIGHTNOW TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-31321	81-0503640
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 ENTERPRISE BOULEVARD, BOZEMAN, MT	59718
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (406) 522-4200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Not Applicable.

(b)	Resignation of Director

S. Steven Singh has resigned from the Board of Directors and from the Compensation Committee of the Board of Directors of RightNow Technologies, Inc. (the “Company”), effective June 10, 2011.

(c)	Not Applicable.

(d)	Not Applicable.

(e)	Not Applicable

(f)	Not Applicable

Item 5.07.	Submission of Matters to a Vote of Security Holders.

RightNow Technologies, Inc. held its 2011 annual meeting of stockholders on June 14, 2011. The following proposals were approved according to the following final voting results:

1.	To elect two directors to serve for a three-year term ending at the 2014 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier resignation and removal:

Director Candidate	For	Withheld	Broker Non-Votes

William J. Lansing	27,883,784	502,431	1,302,656
Allen E. Snyder	28,289,325	96,890	1,302,656

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2011:

For	29,493,792
Against	191,473
Abstain	3,606
Broker Non-Votes	0

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement:

For	28,303,947
Against	77,931
Abstain	4,337
Broker Non-Votes	1,302,656

4.	To approve, on an advisory basis, the frequency of conducting future stockholder advisory votes on the compensation of the Company’s named executive officers:

One Year	26,557,995
Two Years	4,936
Three Years	1,819,977
Abstain	3,307
Broker Non-Votes	1,302,656

In light of the advisory voting results with respect to the frequency of future stockholder advisory votes on named executive officer compensation, the Company’s Board of Directors has decided that the Company will hold an annual advisory vote on the compensation of named executive officers until the next required advisory vote on the frequency of future stockholder advisory votes on the compensation of named executive officers. The Company is required to hold advisory votes on frequency every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGHTNOW TECHNOLOGIES, INC.
(Registrant)

Dated: June 15, 2011	/s/ Jeffrey C. Davison
Jeffrey C. Davison Chief Financial Officer, Senior Vice President and Treasurer